Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The First Bancshares, Inc. for the registration of 500,000 shares of Common Stock to be issuable under the 2007 Stock Incentive Plan, of our report dated February 29, 2024, with respect to the consolidated financial statements of The First Bancshares, Inc. and the effectiveness of internal control over financial reporting, included in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Forvis Mazars, LLP

August 12, 2024